PRELIMINARY PROXY MATERIAL

                                  ISRAMCO, INC.

                 1770 St. James Place, Suite 607, Houston, Texas

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To be held May 18, 1998



DEAR STOCKHOLDER:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Isramco, Inc. will be held at the Double Tree Guest Suites Hotel, 5353 Westheimer, Houston, Texas, on May 18, 1998 at 11:00 A.M. for the following purposes:

Proposal 1.       To elect five (5) directors for the ensuing year.

Proposal 2. To approve the amendment of the Articles of Incorporation of the Company to effect a 10 to 1 Reverse Stock Split of the Company's Common Stock.

Proposal 3. To approve the appointment of Hein + Associates, LLP as independent auditors of the Company for 1998.

     To consider any other matter which may properly come before the meeting.

     A Proxy Statement relating to this meeting is enclosed herewith. Shareholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. I hope you plan to attend the Annual Meeting. It is requested that you read carefully the attached Proxy Statement for information on matters to be considered and acted upon.


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your Proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person in the event you attend the meeting.



                                                  Haim Tsuff
                                                  Chairman of the Board
                                                  Chief Executive Officer
April 17, 1998

                                                      PRELIMINARY PROXY MATERIAL
                                                      --------------------------

                                  ISRAMCO, INC.

                 1770 St. James Place, Suite 607, Houston, Texas


                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                  May 18, 1998



                                 PROXY STATEMENT


General Information
-------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies in the enclosed form on behalf of the Board of Directors of Isramco, Inc. (the "Company") for use at the annual meeting of stockholders, to be held on May 18, 1998 at 11:00 A.M., local time, at the Double Tree Guest Suites Hotel, 5353 Westheimer, Houston, Texas, and at any adjournments thereof (the "Annual Meeting").

Voting and Revocability of Proxies
----------------------------------

     Unless authority to vote is herein withheld or is withheld with respect to any specific nominee or proposal, all shares represented by properly signed Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for (i) the election of those persons nominated herein for election as directors, (ii) the approval of the Amendment of the Articles of Incorporation of the Company to effect a 10 to 1 Reverse Stock Split of the Company's Common Stock, and (iii) the approval of the appointment of Hein + Associates, LLP as the Company's independent auditors.

     As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. If any other business property comes before the Annual Meeting, the persons designated in the enclosed Proxy will vote on such business in accordance with their best judgment.

     Proxy Cards for use by the Company's stockholders accompany this Proxy Statement.

     Any stockholder who executes and returns a Proxy Card may revoke it at any time before it is exercised by delivering to the Secretary of the Company, at the offices of the Company at the address set forth above, either an instrument revoking the proxy, or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     This Proxy Statement is being first given or sent to the Company's Shareholders on or about April 17, 1998.

Solicitation of Proxies
-----------------------

     The enclosed Proxy is being solicited by the Board of Directors of the Company for use in connection with the Annual Meeting. The cost of such solicitation will be borne by the Company. Solicitation may be made by directors, officers, employees and management of the Company, however, such persons will not receive any fees for such solicitation. Proxies may be solicited in person or by mail, telephone, telegram, mailgram, or other means. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by such custodians. Such custodians may be reimbursed for their expenses.

Voting Securities and Holders Thereof
-------------------------------------

     As of the close of business on April 17, 1998, the record date for voting at the Annual Meeting, the Company had 26,398,523 shares of common stock, par value $0.01 per share outstanding. Such shares were held by approximately 908 shareholders of record. The total number of votes entitled to be cast at the Annual Meeting is 26,398,523.

Submission of Shareholder Proposals for 1999 Annual Meeting
-----------------------------------------------------------

     Under the rules of the Securities and Exchange Commission, Shareholder proposals intended to be presented at the 1999 Annual Meeting of the Company must be received by the Company at its principal executive offices at 1770 St. James Place, Suite 607, Houston, Texas by January 8, 1999 for inclusion in the Proxy Statement and form of Proxy relating to that meeting.

Quorum and Voting Requirements
------------------------------

     The holders of a majority of the shares issued and outstanding and entitled to vote in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a majority of shares present in person or by proxy and voting on a matter is necessary for approval.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS
                              ---------------------

Board of Directors and Committees
---------------------------------

     The business of the Company is managed by its Board of Directors. The Board of Directors is presently comprised of five (5) directors, of which all five (5) directors are standing for re-election. The number of members of the Board of Directors is fixed by a majority of the Board of Directors. The Board of Directors held six (6) meetings during the period from December 31, 1996 through December 31, 1997 and each director attended at least 90% of the scheduled meetings.

     At the Annual Meeting, five (5) directors are to be elected, to hold office pursuant to the Company's By-laws, for a term of one year and until a successor shall be elected and qualified. Unless otherwise instructed, the shares represented by the Proxies, will be voted FOR the election of the nominees in the Proxy Statement and on the Proxy Card.

Because of the size of the Board of Directors the Company does not require a standing, nominating or compensation committee of the Board of Directors. Avihu Ginzburg, Ph.D. and Linda Canina, Ph.D. are members of the Audit Committee.

     Each Director receives a fee of $750.00 for attendance at a meeting of the Board of Directors. Directors are eligible to participate in the Company's Stock Incentive Plan and are eligible to receive stock options granted under this Plan.

Information Concerning Nominees
-------------------------------

     Each of the five (5) nominees named on the following pages has been nominated for election as a director of the Company to serve until the 1999 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. All five (5) of the nominees are currently directors of the Company. If so authorized, the persons named in the accompanying Proxy Card intend to vote FOR the election of each nominee. Shareholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the Proxy Card. If one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares presented by proxy will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable to serve.

     There follows a brief description of each of the nominees' principal occupation and business experience, age and directorships held in other corporations.

     The Board of Directors recommends a vote FOR each of the nominees identified on the following pages.

Daniel Avner has been a director and Secretary of the Company since May 1996. Since July 1997 Mr. Avner has been President of the Company. Mr. Avner since 1992 has been the General Manager of E.D.R. GMBH Co., a company which engages in investment, development and management of residential property in Germany. From 1991 to 1992 Mr. Avner was a Financial Analyst with Proctor & Gamble Company in Germany. Mr. Avner holds a BA Degree in Accounting and Economics from the University of Tel Aviv and a Masters of Business Administration from Duke University. Age 35.

Tina Maimon Arckens has been a director of the Company since March 1997. Mrs. Arckens is a director of YHK General Manager Ltd. Mrs. Arckens is the sister of Jackob Maimon, the Chairman of the Board of Directors of Naphtha Israel Petroleum Corp. Ltd. Mrs. Maimon Arckens is a housewife. Age 43.

Linda Canina has been a director of the Company since December 1997. From 1993 to the present Dr. Canina has held the position of Professor of Finance at Cornell University, Ithaca, New York. Dr. Canina also holds the position of Visiting Assistant Professor of Finance at the Recanati School of Business in Tel Aviv, Israel. From July 1992 - January 1993 Dr. Canina was a Research Fellow, Johnson Graduate School of Management, Cornell University. Age 42.

Avihu Ginzburg has been a director of the Company since July 1997. Dr. Ginzburg is currently Emeritus Professor in Geophysics at Tel Aviv University. In 1996 he was Visiting Professor in Exploration Geophysics at Curtin University, Perth, Western Australia; and, Research Fellow at the Department of Geological Sciences, University College, London. From 1992 - 1995 Dr. Ginzburg held the position of Chairman of Geophysics and Planetary Science at Tel Aviv University. Age 71.

Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL Ltd., Naphtha, Naphtha Holdings Ltd., public companies in Israel) and may be deemed to control the Company. During the past five years, Mr. Tsuff has served as General Manager of Painton Chemical Industries Ltd., a private company which produces printed material. Mr. Tsuff is also the Managing Director and Chairman of the Board of Y. Habaron Ltd. (real estate), Painton Chemical Factors Ltd. (printed material), Madad Ltd. (printed material), Benfica Holdings Ltd. (construction) and Benfica Ltd. (construction), all of which are private companies. See Security Ownership of Certain Beneficial Owners. Age 39.

                             SUMMARY OF COMPENSATION

     The following table sets forth the compensation paid for years 1995 - 1997 to the Chief Executive Officer and the five (5) other highly paid officers and/or key employees of the Company.


                                              Summary Compensation Table

                                    Annual Compensation                                            Long-Term Compensation

Name and                            Year      Salary/           Bonus            Other Annual      Securities      All Other
Principal                                     Consulting                         Compensation      Underlying      Compensation
Position                                      Fee                                         (6)      Options
--------------------------------------------------------------------------------------------------------------------------------

Haim Tsuff                          1997        216,000
  Chairman of the Board             1996         84,000           --                     --            --             --
  and Chief Executive Officer (1)

Daniel Avner
  President and Secretary (2)       1997         37,900

Pincus Pincus                       1997            -0-
  Controller Branch Office

Yossi Levy                          1997         92,230
 Branch Manager (3)                 1996         36,055                                                                --

Joshua Folkman                      1997        101,128
  Exploration Manager               1996        106,441           --
  Branch Office                     1995         92,777                                             25,000             --

Yuval Ran                           1997        151,000
  Former President (4)              1996         60,000           --                     --
  ------

Raanan Wiessel (5)                  1997         91,358                                                 --
  Former Treasurer                  1996         70,565           --                     --         20,000             --
  ------
  Controller
  Branch Office





                                                     - 5 -

Notes

(1) In May of 1996 the Company entered into a Consulting Agreement with a company owned and controlled by Haim Tsuff, the Chairman of the Board and Chief Executive Officer of the Corporation. Pursuant to this Consulting Agreement as amended April 1997, the Company pays to consultant the sum of $240,000 per annum in installments of $20,000 per month in addition to reimbursing all reasonable business expenses incurred in connection with the services rendered on behalf of the Company.

(2) In August of 1997 the Company entered into a Consulting Agreement with Romulas Investment Ltd. (which Agreement has been assigned to Remarkable Holdings Ltd.), a company which is wholly owned and controlled by Daniel Avner, the President of the Company. Pursuant to this Agreement, the Company has agreed to pay the Consultant the sum of $7,500 per month plus expenses. The Company has also agreed to provide a company car and company furnished apartment to Consultant, if available.

(3) In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company.

(4) In August of 1996 the Company entered into a Consulting Agreement with Yuval Ran, the former President of the Corporation. Pursuant to the Consulting Agreement as amended April 1997, the Company has agreed to pay to Mr. Ran the sum of $240,000 per annum payable in installments of $20,000 per month in addition to reimbursing all reasonable business expenses incurred in connection with performing the consulting services on behalf of the Company. Mr. Ran resigned as President of the Company on July 15, 1997.

(5)  The services of Raanan Wiessel were terminated in December 1997.

(6) Does not include personal benefits which do not exceed 10% of the cash compensation of all officers as a group.

     The following table sets forth information concerning the exercise of stock options during 1997 by each of the named executive officer and key employee and the year end value of unexercised options.


                                  Aggregated Option Exercises
                                            in 1997
                                  and Year End Option Values
                                  --------------------------


Name                        Shares           Value              Number of        Value of
                            Acquired         Realized ($)       Securities       Unexercised
                            on Exercise                         Underlying       In the Money
                                                                Unexercised      Options at
                                                                Options (#)      Year End ($)(2)

------------------------------------------------------------------------------------------------

Joshua Folkman               0                 0                 20,000           0

Raanan Wiessel (1)           0                 0                 25,000           0


Notes

(1)  Ceased his relationship with the Company in December 1997.

(2) The value reported is based on the closing price of the common stock of the Company as reported on NASDAQ on the date of the exercise less the exercise price.

     The following table sets forth information concerning individual grants of stock options made during the 1997 fiscal year to each named executive officer and key employee. The Corporation did not grant any stock appreciation rights during 1997 and has no outstanding SAR's.


                              Option Grants in 1997
                              ---------------------

                                Individual Grants
                                -----------------

Name               No. of           % of Total         Exercise      Expiration
                   Shares           Options            Price         Date
                   Underlying       Granted to         ($/SH)
                   Options          Employees
                   Granted
--------------------------------------------------------------------------------

                                      NONE


     All stock options were granted with an exercise price equal to the market price of the common stock on the date of grant.

     The Company during 1997 did not amend or adjust the exercise price of outstanding stock options previously awarded to any of the named executive officers or directors or employees. The only incentive plan which the Company has is its 1993 Stock Option Plan (the "Stock Option Plan").

Stock Option Plan
-----------------

     The Company's Stock Option Plan was adopted with the intention of encouraging stock ownership by directors, officers, employees and consultants of the Company and its subsidiaries. The plan provides for stock options of up to 500,000 shares of common stock of the Company. Options may either be options intended to qualify as "incentive stock options" or "non-statutory stock options", as those terms are defined in the Internal Revenue Code.

     Employees (including officers) of the Company are eligible to receive incentive stock options, however, non-statutory stock options may be granted to officers, directors, employees and consultants of the Company and its subsidiaries. Options are granted for a period of up to ten (10) years from the grant date for an exercise price of not less than 100% of the fair market value of the securities of the Company's common stock on the date of grant. As of this date no persons have been appointed to fill the current vacancies on the committee which administers this plan.

           SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND KEY EMPLOYEES

     On March 11, 1998 the Directors, executive Officers and certain key employees of the Company beneficially owned or controlled, the aggregate 15,786,225 shares of the Company's common stock (comprising 49.9% of the shares of common stock if the Company's Class A and Class B Warrants were exercised) including 20,000 shares under options which are currently exercisable. Unless otherwise indicated, the individuals named hold sole voting and investment power over the shares listed below.

Name                   Position                                  Number of
                                                                  Shares
                                                                   Owned
                                                               Beneficially
--------------------------------------------------------------------------------

Haim Tsuff             Chairman of the Board,                  15,766,225 (1)
                       Chief Executive Officer,
                       Chief Financial Officer,
                       and Director

Daniel Avner           President, Principal Accounting Officer
                       Secretary and Director                           0

Joshua Folkman         Exploration Manager (Israel)                20,000 (2)

Yossi Levy             Manager of Branch Office (Israel)                0

Pincus Pincus          Controller of Branch Office Israel)              0

Avihu Ginzburg, Ph.D.  Director                                         0

Linda Canina, Ph.D.    Director                                         0

Tina Maimon Arckens    Director                                         0

All Directors, Officers and Key Employees as a Group          ___________
 (nine persons)                                                15,786,225


Notes

(1) Haim Tsuff owns 100% of United Kingsway Ltd. which through YHK General Manager Ltd. controls various entities, which may be deemed to control the Company. For more information see Security Ownership of Certain Beneficial Owners.

(2) Includes 20,000 shares of common stock issuable upon exercise of Stock Options.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to ownership of the Company's securities as of March 11, 1998 by persons or entities who are known by the Company to own beneficially more than 5% of the outstanding shares of the common stock, as determined in accordance with Rule 13d-3 under the Act.

Name of                                      No. of
Beneficial Owner                          Common Shares            Percentage
----------------                          -------------            ----------

Naphtha Holdings Ltd. *                     15,766,225               49.9% +

Haim Tsuff *

United Kingsway Ltd. *

YHK Investment Limited Partnership *

Notes

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). Avrahm Livnat Ltd. through its subsidiary Carmen Management and Assets (1997) Ltd. owns 26% of YHK. The General Partner of YHK is YHK General Manager Ltd. and Haim Tsuff, Joseph Tsuff (the father of Haim Tsuff) and Tina Maimon-Arckens (the sister of the Chairman of the Board of Naphtha are the directors of YHK General Manager Ltd. YHK owns of record 42.3% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns 43.4% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns 86.6% of Naphtha, which holds 100% of Naphtha Holdings Ltd. JOEL also owns 9.6% of the shares of Naphtha. Naphtha Holdings Ltd. owns of record approximately 47.3% (if the Class A and Class B Warrants are exercised) of the issued and outstanding common stock of the Company, Naphtha holds 2.6% (if the Class A and Class B Warrants are exercised) of the issued and outstanding common stock of the Company. Naphtha Holdings Ltd. holds 2,500,000 Class A Warrants and 2,500,000 Class B Warrants of the Company.

     Information regarding these relationships is set forth on the Chart of Ownership and in Schedule 13d filings and amendments made thereto made on behalf of the above entities which are on file with the Securities and Exchange Commission.

     As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphta Holdings Ltd. may be deemed to control the Company.

+ This percentage is based on 26,398,523 shares of common stock outstanding March 11, 1998 plus the issuance of an additional 5,000,000 shares of common stock in the event of the exercise of the Class A and Class B Warrants by Naphtha Holdings Ltd.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Danny Toledano
------------------------------

     In October 1995 the Company entered into an Employment Agreement with Mr. Toledano which provided for a payment of annual salary of $144,000 per annum payable in installments of $12,000 per month. The term of the agreement was for one (1) year. In June of 1996 the Company terminated its Employment Agreement with Mr. Toledano and paid to Mr. Toledano a lump sum of $72,000 for the balance of the employment term. Pursuant to the terms of a Termination Agreement entered into between the Company and Mr. Toledano, Mr. Toledano resigned as President and Chief Operating Officer of the Company, and executed a Covenant Not to Compete Agreement with the Company. Pursuant to the terms of the Covenant Not to Compete, Mr. Toledano agreed that for a period of five (5) years he would not directly or indirectly compete with the Company in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. In consideration for the Covenant Not To Compete, the Company paid to Mr. Toledano the sum of $200,000. The Company also entered into a Consulting Agreement with Natural Resources Exploration Services B.V., a Netherlands corporation controlled by Mr. Toledano. Pursuant to the Consulting Agreement between the Company and Natural Resources Exploration Services B.V., the Company paid a lump sum payment of $72,000 to Natural Resources Exploration Services B.V. to provide the services of Mr. Toledano to the Company through June 23, 1997.

Consulting  Agreement  with  Dr.  Joseph  Elmaleh  and  Subsequent   Termination
Agreement
--------------------------------------------------------------------------------

     In July of 1995 the Company formalized its existing oral consulting agreement with Dr. Joseph Elmaleh and entered into a written Consulting Agreement for the payment to Dr. Elmaleh of an annual fee of $99,000 payable in equal monthly installments of $8,250. The expiration of the term of the Consulting Agreement commenced August 1, 1995 and was to expire July 31, 1997. Under the terms of a Termination Agreement made on April 17, 1996, Dr. Elmaleh resigned as the Chairman of the Board, Chief Executive Officer and a director of Isramco and its subsidiaries, the Company terminated the 1995 Consulting Agreement with Dr. Elmaleh and (i) paid to him the sum of $123,750 representing the balance of unpaid consulting fees; (ii) paid to him the sum of $270,000 for a non-compete agreement for a term of three (3) years in connection with the exploration for oil and gas in the State of Israel, the territorial waters off Israel or the territories currently under control of the State of Israel. The Company also purchased from Southern Shipping and Energy Inc. (a company controlled by Dr. Elmaleh) 292,675 shares of the common stock of the Company held by Southern Shipping and Energy Inc. for a purchase price of $208,238.

Consulting Agreement with Haim Tsuff
------------------------------------

         In May of 1996 the Company entered into a Consulting Agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Pursuant to this Consulting Agreement which had a term of two (2) years, the Company agreed to pay the sum of $144,000 per annum in installments of $12,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. In April 1997 the consulting compensation was increased to $240,000 per annum and in December 1997 the term of the Agreement was extended to May 31, 2001. The Consulting Agreement provides that the term shall be automatically extended for an additional term of three (3) years, commencing June 1, 2001, unless the Company has given notice at least ninety
(90) days prior to June 1, 2001, that it does not intend that the term be renewed.

Consulting Agreement with Yuval Ran
-----------------------------------

     In August of 1996 the Company entered into a Consulting Agreement with Yuval Ran, the then President of the Corporation. Pursuant to this Consulting Agreement which had a term of three (3) years, the Company agreed to pay Mr. Ran the sum of $144,000 per annum in installments of $12,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. In April 1997 the consulting compensation was increased to $240,000 per annum. Mr. Ran resigned as President of the Company on July 15, 1997, his Consulting Agreement terminated and the Company.

Consulting Agreement with Daniel Avner
--------------------------------------

     In August of 1997 the Company entered into a Consulting Agreement with Romulas Investment Ltd. (which Agreement has been assigned to Remarkable Holdings Ltd.), a company which is wholly owned and controlled by Daniel Avner, the President of the Company. Pursuant to this Agreement which has a term of one
(1) year through July 31, 1998, the Company has agreed to pay the Consultant the sum of $7,500 per month plus expenses. The Company has also agreed to make provide a company car and company furnished apartment to Consultant, if available.

Agreement with Equital Ltd.
---------------------------

     In December of 1997 the Company entered into a Inventory Service Management Agreement with Equital Ltd. pursuant to which the Company is obligated to pay to Equital Ltd. $1,650 plus VAT payable December, March, June and September of each year during the term of the Agreement. In the case of the drilling of a well if the total monthly hours of services provided to the Company by Equital Ltd. exceed 30 hours per month, then the Company shall pay an additional $40.00 per hour plus VAT for services rendered. The Agreement may be terminated on three
(3) month's written notice. The Company believes that the prices charged by Equital Ltd. to the Company for these services are comparable to the cost for such services negotiated in arm's length transactions. Equital Ltd. may be deemed to be a control person to the Company.

                                 PROPOSAL NO. 2

Approval of Amendment to Certificate of Incorporation
to effect a 10 to 1 Reverse Stock Split of the Common Stock
-------------------------------------------------------------

     The Nasdaq Stock Market (Nasdaq) has modified its requirements with regard to standards for a company's shares being listed by Nasdaq SmallCap Market. Among other requirements, the minimum bid price for a security trading on the Nasdaq SmallCap Market is now $1.00. On February 27, 1998 the staff of Nasdaq advised the Company that its common stock is not in compliance with the new Nasdaq SmallCap Market minimum bid price requirement and has provided the Company with a ninety (90) calendar day period, which expires May 28, 1998 in order to regain compliance with this standard. The price per share of the Company's common stock has not exceeded One ($1.00) Dollar since September 11, 1997 at which time the high bid price reported on the Nasdaq Automated Quotation System was 1 1/8.

     The Board of Directors has adopted a resolution declaring the advisability of submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment") to effect a reverse stock split of the Company's common stock, pursuant to which each ten
(10) shares of common stock will be automatically converted into one (1) share, without any action on the part of the stockholder (the "Reverse Stock Split"). The text of the Proposed Amendment is set forth in Exhibit A to this Proxy Statement.

     Consummation of the Reverse Stock Split will not change the number of shares of common stock authorized by the Company's Certificate of Incorporation which will remain at 75,000,000 or the par value of the common stock per share. The Reverse Stock Split will become effective as of 5:00 P.M., New York time (the "Effective Date"), on the date that the Certificate of Amendment to the Company's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

     In lieu of issuing less than one (1) whole share resulting from the Reverse Stock Split to holders of a fraction of one (1) share (a "Fractional Interest"), the Company will determine the fair market value of each outstanding share of the Company's common stock held on the Effective Date of the Reverse Stock Split (the "Fractional Share Purchase Price"). The Company currently anticipates that the Fractional Share Purchase Price will be based on the average daily closing bid price per share of the common stock as reported by the Nasdaq Automated Quotation System for the Company's common stock for the ten (10) trading days immediately preceding the Effective Date. Stockholders who hold a Fractional Interest on the Effective Date will be entitled to receive, in lieu of the less than one (1) whole share arising as a result of the Reverse Stock Split, cash in the amount of the Fractional Share Purchase Price multiplied by the Fractional Interest.

     As soon as practical after the Effective Date, the Company's Transfer Agent (American Stock Transfer & Trust Company) will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued common stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's Transfer Agent in exchange for certificates representing the number of whole shares of common stock (plus the relevant portion of the Fractional Share Purchase Price, if any) into which the shares of common stock have been converted as a result of the Reverse Stock Split. No cash payment will be made or New Certificate issued to a stockholder until he or she has surrendered his or her outstanding certificates, together with the letter of transmittal to the Company's Transfer Agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to the Transfer Agent until requested to do so.

     The Company anticipates that if the Reverse Stock Split is approved by the shareholders that the decrease in the number of outstanding shares of the Company's common stock resulting from the Reverse Stock Split will place the market price of the post Reverse Split Stock in a range satisfactory to satisfy the Nasdaq minimum bid price requirement.

     If the Company's securities are delisted from Nasdaq trading, the Company's securities will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the Nasdaq Electronic Bulletin Board and the spread between the "bid" and the "asked" price of the shares of common stock is likely to be greater than at present and the stockholders may experience a greater degree of difficulty in engaging in trades of shares of the Company's common stock.

     The stockholders should note that the effect of the Reverse Stock Split, upon the market prices of the Company's common stock cannot be accurately predicted. In particular, there is no assurance that the prices for shares of the common stock after the Reverse Stock Split will be ten (10) times the price of shares of the Company's common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the Reverse Stock Split will not adversely impact the market price of the common stock or alternatively, that any increase price per share of the common stock immediately after the proposed Reverse Stock Split will be sustained for any prolonged period of time. In addition, the Reverse Stock Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

     As a result of the Reverse Stock Split, the number of whole shares of common stock held by stockholders of record as of the close of business on the Effective Date will automatically, without any action required by the stockholders, be equal to the number of shares of common stock held immediately prior to the close of business on the Effective Date divided by ten (10), plus cash in lieu of any fractional share. The Reverse Stock Split will not effect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of common stock will be unaffected by the Reverse Stock Split. Par value of the common stock will remain at $.01 per share following the Effective Date of the Reverse Stock Split, and the number of shares of common stock issued will be reduced. Consequently, the aggregate par value of the issued common stock also will be reduced.

     Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-laws to dissent to the Reverse Stock Split.

     The Company is currently subject to certain obligations to issue shares of common stock pursuant to the exercise of outstanding Class A and Class B Warrants and outstanding options. Under the terms of the various agreements relating to these securities, the number of shares of common stock issuable pursuant to these securities and the per share prices, will automatically be adjusted in accordance with the Reverse Stock Split. Thus, for every ten (10) shares of the common stock pre-Reverse Stock Split previously issuable, the holders of these securities will, upon exercise of the security now receive one
(1) share of common stock, post-Reverse Stock Split for the same aggregate amount of consideration paid.

     As soon as practical after the Effective Date, the Company intends to require stockholders to exchange their stock certificates and warrant certificates (the "Old Certificates") for new certificates (the "New Certificates") representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the Reverse Stock Split (as well as cash in lieu of Fractional Interest resulting from the Reverse Stock Split). Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's Transfer Agent. Stockholders will not be required to pay any transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to the Transfer Agent until requested to do so.

     The following description of the material federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences on the Reverse Stock Split. This discussion is for general information purposes only and each stockholder is urged to consult their own tax advisor to determine the particular consequences to them.

     In general, the federal income tax consequence of the proposed Reverse Stock Split will vary among stockholders depending upon whether they receive cash for a Fractional Interest or solely new certificates in exchange for old certificates. The Company believes that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Stock Split probably will have the following federal income tax effects:

     1. A stockholder who receives solely new certificates will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the common stock represented by New Certificates will equal the holder's basis in the common stock represented by old certificates.

     2. A stockholder who receives cash for a Fractional Interest, as a result of the Reverse Stock Split will generally be treated as having received the payment as a distribution in redemption of the fractional share. Each effected stockholder will be required to consult such stockholder's own tax advisor for the tax effect of such redemption in light of such stockholder's particular facts and circumstances.

     The Board of Directors believes that the adoption of the Proposed Amendment is in the best interest of the Company and its stockholders and recommends that the stockholders vote FOR the Proposed Amendment.

                                 PROPOSAL NO. 3

Appointment of Independent Auditors
-----------------------------------

     Subject to the approval of the shareholders, the Board of Directors has selected Hein + Associates, LLP as independent auditors to audit the accounts of the Company for the 1998 calendar year. The Company's financial statements for the year ended December 31, 1997 were audited by Hein + Associates, LLP. Hein + Associates, LLP has no interest or relationship with the Company except in the capacity of independent public accountants, nor has that firm had any other interest or relationship with the Company in the past. A representative of the firm is expected to be present at the 1998 Annual Meeting. Such representative will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate stockholder questions.

     The Company terminated the firm of Richard A. Eisner & Company, LLP effective February 9, 1998 and appointed the firm of Hein + Associates, LLP as its principal auditor for the year ending December 31, 1997.

Recommendation of Board of Directors
------------------------------------

     THE BOARD OF DIRECTORS OF THE COMPANY  RECOMMENDS A VOTE FOR THE  FOLLOWING
PROPOSAL:

          RESOLVED, that the appointment by the Board of Directors of the firm Hein + Associates, LLP as Independent Auditors for the Company for the year 1998 is hereby approved.

                                  OTHER MATTERS
                                  -------------

     Management does not know of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

     IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED PROXY PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                           By Order of the Board of Directors,

                                           Haim Tsuff
                                           Chairman of the Board
April 17, 1998

          A copy of the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, is available without charge to shareholders upon written request to:

Secretary, Isramco, Inc., 1770 St. James Place, Suite 607, Houston, Texas 77056

                                                                       EXHIBIT A

                       CERTIFICATE OF AMENDMENT

                                  OF

                     CERTIFICATE OF INCORPORATION

                                  OF

                             ISRAMCO, INC.

              (originally incorporated November __, 1982)


     Isramco, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     First: The name of the Corporation is Isramco, Inc.

     Second: The Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph to Article IV to following the first paragraph of Article IV:

     "Each of the Corporation's issued and outstanding shares of common stock, par value $.01 per share, as of the date of this Certificate of Amendment shall be converted into one tenth (.10) of one (1) share of the common stock, par value $.01 per share; no change shall be made to the par value of the Corporation's common stock; and in lieu of any fractional shares, the Corporation shall pay to the holders thereof the fair value of such shares in cash, based on the average daily closing bid price per share of the common stock as reported on the Nasdaq SmallCap Market for the Corporation's common stock for the ten (10) trading days immediately preceding the effective date of the Reverse Split."

     Third: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of March, 1998.

                                           -------------------------------------
                                           Haim Tsuff, Chairman of the Board

                                           -------------------------------------
                                           Daniel Avner, President and Secretary

                           PRELIMINARY PROXY MATERIAL
                           --------------------------

                                  ISRAMCO, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1998



     This Proxy is solicited on behalf of the Board of Directors of ISRAMCO, INC. and the Board of Directors recommends a vote FOR Proposal 1, Proposal 2 and Proposal 3.


     The undersigned having received the Notice and Proxy Statement for the Annual Meeting of Shareholders hereby revokes all prior proxies, and appoints Haim Tsuff and Daniel Avner and each of them, proxies, with power of substitution, to vote in the manner indicated below, and with discretionary authority as to any other matter that may properly come before the meeting, all my (our) shares of record of Isramco, Inc. at the Annual Meeting of Shareholders to be held May 18, 1998, and at any postponements and adjournments thereof. Unless you indicate otherwise, this Proxy will be voted in accordance with the Board of Directors' recommendations. The Directors recommend a vote FOR Items 1, 2 and 3.

(1)  FOR    [  ]     WITHHOLD VOTE  [  ]      The election of Daniel Avner,
                                              Tina Maimon Arckens, Linda Canina,
                                              Avihu Ginzburg and Haim Tsuff as
                                              directors of the Company to hold
                                              office until their successors are
                                              elected.

If you desire to withhold authority to vote for the election of any one or more of the nominees listed above, please print the name of such nominee or nominees:
____________________________________.


(2)  FOR  [  ]   AGAINST [  ]   ABSTAIN [  ]     Approve the amendment of the
                                                 Articles of Incorporation of
                                                 the Company to effect a
                                                 10 to 1 Reverse Stock Split of
                                                 the Company's Common Stock.

(3)  FOR  [  ]   AGAINST [  ]   ABSTAIN [  ]     Approve appointment of Hein +
                                                 Associates, LLP as independent
                                                 auditors of the Company for
                                                 1998.


                                                                      (SEE OVER)

     If no instructions  are given, the proxies will vote FOR Items (1), (2) and
(3).

                                             Dated: ......................, 1998

                                             ...................................
                                               (Signature(s) of Shareholder(s))


                                             Note:  Please sign  exactly as your
                                             name    appears   on   your   stock
                                             certificates.   If  this  stock  is
                                             jointly  held,  each  owner  should
                                             sign.  Executors,   administrators,
                                             trustees,  guardians  and attorneys
                                             should so  indicate  when  signing.
                                             Attorneys  should  submit powers of
                                             attorney.


                                             PLEASE  MARK,  SIGN,  DATE AND MAIL
                                             THIS PROXY PROMPTLY IN THE ENCLOSED
                                             ENVELOPE  SO THAT IT MAY BE COUNTED
                                             AT THE  ANNUAL  MEETING  ON MAY 18,
                                             1998.